                                                             Exhibit 12.1



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                         Year ended December 31, 1995
                                (in thousands)


Net income from continuing operations                  $112,310

Income taxes                                             66,547

Fixed charges                                           129,576
                                                       --------

     Total                                             $308,433
                                                       ========

Interest expense                                       $119,282
Interest component of rentals                            10,294
                                                       --------

     Total                                             $129,576
                                                       ========


Ratio of earnings to fixed charges                         2.38
                                                           ====
